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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-74720, 33-80852, 333-09095, 333-44667, 333-44669, 333-36639,
33-92900, 333-00500, 333-36645 and 333-84199,) pertaining to the 1989 Stock
Plan, 1993 Employee Stock Purchase Plan, 1993 Employee Stock Bonus Plan, 1994 Non-Employee Directors' Stock Option Plan, 1997 Equity Incentive Plan and 1997 Non-Officer Equity Incentive Plan of Axys Pharmaceuticals, Inc. and to the Registration Statements (Form S-3 333-32100, 333-35826, and 333-35828)
pertaining to the registration of 3,497,778 shares of common stock, $35,000,000 of debt securities and warrants to purchase common stock, and $50,000,000 of its common stock, of our report dated March 2, 2001 with respect to the financial statements of Axys Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Palo Alto, California
March 29, 2001